Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)

Altaba Holdings Hong Kong Limited	Hong Kong
Aabaco Holdings, Inc.	Delaware
Aabaco Small Business India Private Limited	India
Aabaco Small Business, LLC	Delaware
BrightRoll, Inc.	Delaware
Clarityray Solutions Ltd.	Israel
Excalibur IP, LLC	Delaware
Flurry Analytics India Private Limited	India
Flurry, Inc.	Delaware
Genome, LLC.	Delaware
interclick, LLC.	Delaware
Java SNV Holdings LLC	Delaware
KR3 Services Korea Yuhan Hoesa	Korea
Lexity, Inc.	Delaware
Luminate, Inc.	Delaware
Maktoob.com Inc.	British Virgin Islands
Overture Asia-Pac Services K.K.	Japan
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
PlayerScale, LLC	Delaware
Polyvore, Inc.	Delaware
PT Yahoo Indonesia	Indonesia
Right Media LLC	Delaware
Summly Incorporated	Delaware
Summly Limited	UK
Tumblr, Inc.	Delaware
Yahoo de Colombia S.A.S.	Columbia
Yahoo de Mexico, SA de CV	Mexico
Yahoo Holdings, Inc.	Delaware
Yahoo Iberia S.L.	Spain
Yahoo India Private Limited	India
Yahoo Software Development India Private Limited	India
Yahoo Software Research and Development (Beijing) Co., Ltd.	China
Yahoo! Asia Pacific Pte. Ltd.	Singapore
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo! Digital Media (Content) Pty Limited	Australia	50%
Yahoo!7 Communications Australia Pty Limited	Australia	50%
Yahoo!7 Money Hound Pty Ltd.	Australia	50%
Yahoo!7 Pty Limited	Australia	50%
Yahoo!7 Travel Pty Limited	Australia	50%
TotalTravel.com Pty Limited	Australia	50%
Yahoo! New Zealand Limited	New Zealand	50%
Yahoo! Canada Co.	Canada
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Yahoo! CV, LLC	Delaware
Yahoo! de Argentina SRL	Argentina

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Yahoo! Deutschland Services GmbH	Germany
Yahoo! Digital Marketing Limited	Taiwan
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! Domain Services, Inc.	Delaware
Yahoo! EMEA Limited	Ireland
Yahoo! France Holdings SAS	France
Yahoo! France SAS	France
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Hungary Labs Kft.	Hungary
Yahoo! International Services Holdings, Inc.	Delaware
Yahoo! International Services, Inc.	Delaware
Yahoo! Israel Labs Ltd.	Israel
Yahoo! Italia S.r.l.	Italy
Yahoo! Jordan Services PSC	Jordan
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Malaysia Sdn. Bhd.	Malaysia
Yahoo! Mauritius Holdings Limited	Mauritius
Yahoo! Netherlands B.V.	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Philippines Services Inc.	Philippines
Yahoo! Realty Inc.	California
Yahoo! Saudi Arabia Services Limited	Saudi Arabia
Yahoo! Search Marketing Australia Pty Limited	Australia
Yahoo! Singapore Digital Marketing Pte. Ltd.	Singapore
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Technologies Norway AS	Norway
Yahoo! UK Limited	UK
Yahoo! UK Services Limited	UK
Yahoo! Vietnam Company Limited	Vietnam
Zimbra Software Asia Pacific Private Limited	India